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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         SUNSTONE HOTEL INVESTORS, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              MARYLAND                                     52-1891908
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(State of Incorporation or organization)       (IRS Employer Identification No.)


115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CA               92672
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(Address of principal executive offices)                        (Zip Code)


        If this Form relates to the registration of a class of Securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


        If this form relates to the registration of a class of Securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act Registration statement file number to which this form relates:
                                                             333-34377
                                                          ---------------
                                                          (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange on Which
     to be so Registered                         Each Class is to be Registered
  ENHANCED PERPETUAL INCOME
PREFERRED SECURITIES, PAR VALUE
       $.01 PER SHARE                                NEW YORK STOCK EXCHANGE
-----------------------------------              -------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Enhanced Perpetual Income Preferred Securities, par value $.01 per share (the "EPIPS"), of Sunstone Hotel Investors, Inc., a Maryland corporation (the "Registrant"). The description of the EPIPS shares to be registered hereunder set forth under the caption "Description of Capital Stock" at page S-20 of the Registrant's Prospectus Supplement (Reg. No. 333-34377), filed with the Securities and Exchange Commission on July 30, 1998 pursuant to Rule 424(a) under the Securities Act of 1933, as amended, is incorporated herein by this reference.

ITEM 2.    EXHIBITS.

        The following documents are included as Exhibits to the Registrant's Registration Statement and accompanying base prospectus and prospectus supplement and are incorporated herein by this reference:

        Exhibit Description                                                          Exhibit Number
        -------------------                                                          --------------
                                                                          Filed as Exhibit 3.1 on the Registrant's
        (a)    Amended Articles of Incorporation of the                      Registration Statement No. 33-84346
               Registrant without the Articles Supplementary*

        (b)    Amended and Restated Bylaws of the Registrant          Filed as Exhibit 3.2 to Registrant's 1997 Annual
                                                                                     Report on Form 10-K
        (c)    Specimen certificate representing Registrant's                                ___
               EPIPS shares**

        *The Articles Supplementary for the EPIPS shares will be filed separately.

        **Specimen certificate will be filed separately.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                        SUNSTONE HOTEL INVESTORS, INC.
                                        (Registrant)



Dated: August 5, 1998                   By: /s/ ROBERT A. ALTER
                                            ------------------------------------
                                            President
                                            Chief Executive Officer